UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana (Address of principal executive offices)	46222 (Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2025, Allison Transmission Holdings, Inc. (the “Company” or “Allison”) announced the appointment of Scott A. Mell to serve as the Company’s Chief Financial Officer and Treasurer, effective April 14, 2025. Upon Mr. Mell’s appointment, G. Frederick Bohley, the Company’s current Chief Operating Officer, Chief Financial Officer and Treasurer, will continue to serve as Chief Operating Officer of the Company and will no longer serve as Chief Financial Officer and Treasurer as of April 14, 2025. Mr. Bohley will remain as the Company’s principal financial officer and principal accounting officer until the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, at which time Mr. Mell shall serve as both principal financial officer and principal accounting officer of the Company.

Mr. Mell, age 53, brings nearly 30 years of extensive financial and operational leadership experience to the Company. Most recently, he served as Chief Financial Officer at TriMas Corporation (engineered product manufacturer) from May 2021 to March 2025. Prior to that Mr. Mell spent more than 25 years providing operational and financial advisory services to C-Suites and Boards, most recently with Riveron Consulting LLC (business advisory firm) from 2018 to 2021. Previous roles include senior leadership positions with Ernst & Young LLP, McKinsey & Company and AlixPartners, LLP. His experience spans a wide range of industries, including automotive, industrial manufacturing, and aerospace. He also brings a wealth of global experience, having worked extensively in Europe, South America, and Asia.

There are no arrangements or understandings between Mr. Mell and any other person pursuant to which Mr. Mell was selected as an officer, no family relationships between Mr. Mell and any director or other executive officer of the Company, and no transactions involving Mr. Mell or a member of his immediate family that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Mell’s appointment as Chief Financial Officer and Treasurer, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved a compensation package for Mr. Mell consisting of (1) an annual base salary of $575,000, (2) a target annual bonus opportunity equal to 100% of his annual base salary, (3) a target annual long-term incentive plan opportunity equal to 200% of his annual base salary, and (4) a one-time $200,000 cash bonus, 25% of which is payable as soon as practicable after Mr. Mell’s start date, 25% of which is payable six months after his start date, and 50% of which is payable 12 months after his start date. The bonus is subject to repayment if Mr. Mell voluntarily terminates his employment within 12 months of his start date. Effective April 14, 2025, the Committee granted to Mr. Mell equity awards under the Company’s 2024 Equity Incentive Award Plan with a target value of $822,300, representing a pro-rata portion of his 2025 long-term incentive plan opportunity, which value was divided equally between stock options, restricted stock units and performance units. The options and restricted stock units vest ratably over three years on the anniversary of his start date. The performance units vest no later than February 28, 2028, subject to the Committee’s determination whether the performance conditions related to the Company’s relative total stockholder return as compared to that of the Company’s peer group over the three-year performance period ending December 31, 2027 are achieved. Effective April 14, 2025, the Committee also granted to Mr. Mell an additional one-time award of restricted stock units under the Company’s 2024 Equity Incentive Award Plan with a value of $400,000, 50% of which vest on the first anniversary of his start date, and 25% of which vest on each of the second and third anniversaries of his start date.

The Committee also approved Mr. Mell’s participation in the Allison Transmission, Inc. Executive Change in Control and Severance Plan (the “Severance Plan”), which provides severance benefits to senior level employees of Allison Transmission, Inc., a wholly owned subsidiary of the Company, as a Tier 1 Participant (as defined in the Severance Plan). As a Tier 1 Participant, if Mr. Mell experiences a Qualifying Termination (as defined in the Severance Plan) other than within two years after a change-in-control, he will be eligible to receive a lump sum payment in an amount equal to his annual base salary plus his target bonus amount, plus payment or reimbursement of premiums for continued group medical plan coverage for a period of up to one year following termination. If Mr. Mell experiences a Qualifying Termination within two years after a change-in-control, he will be eligible to receive (i) a lump sum payment in an amount equal to two times his annual base salary plus his target bonus amount; (ii) payment or reimbursement of premiums for continued group medical plan coverage for a period of up to two years; and (iii) accelerated vesting of all unvested equity or equity-based awards granted to him and extension of the post-termination exercise period of outstanding stock options until the second anniversary of such termination, provided that, unless a provision more favorable to him is included in his award agreements, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of his award agreements. The Severance Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2022, and is incorporated herein by reference as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

On April 10, 2025, the Company issued a press release announcing the appointment of Mr. Mell as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Allison Transmission, Inc. Executive Change in Control and Severance Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed July 19, 2022).

99.1	Press Release dated April 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: April 10, 2025	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Assistant Secretary